UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒    Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

ALLIANT ENERGY CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Alliant Energy Shareowner:

By now, you should have received your proxy material for our Annual Meeting on May 23, 2017.

Your vote is important! Please vote today!

This year, we are voting on a proposal from a shareowner, the Office of Comptroller of the City of New York. It is in the proxy statement as Proposal 5. It asks us to prepare another report on political contributions. I ask that you vote "AGAINST" Proposal 5 because:

Proxy materials are available on our website: *alliantenergy.com/proxy*.
Voting closes at 11:59 p.m. May 22, 2017.

Thank you for continuing to support *your* company!

Vote on the internet – visit
www.proxypush.com/LNT

Vote by phone – call
1-866-883-3382

Reminder: you need your control number from your proxy card to vote by Internet or phone.

Alliant Energy™

Alliant Energy
P.O. Box 14720
Madison, WI 53708

PRESORTED
FIRST CLASS
US POSTAGE
PAID
PERMIT #44
MADISON, WI

Your vote is important!

Visit *www.proxypush.com/LNT*

or call 1-866-883-3382

© 2017 Alliant Energy 5935437 5/17 JS

The communication below will be sent on or about May 10, 2017 to certain employees of the company:

With our Annual Meeting approaching on May 23, 2017, I’m writing to remind you to review our 2017 proxy statement, vote your shares, and encourage those who you supervise to do the same. As you may know, voting among employee shareowners has historically been low. But it is critical to our continued success that our employees participate in the governance process, and make their voices heard.

As usual, there are truly important matters up for consideration. In addition to the election of four members of our Board of Directors and several routine items, we will also be voting on a shareowner proposal from the Office of Comptroller of the City of New York. Listed as Proposal 5 in the proxy statement, the Comptroller’s proposal asks us to prepare a report on political contributions that we view as unnecessary and potentially harmful. I’m encouraging employee shareowners to vote “AGAINST” Proposal 5 because:

•	We already prepare all legally required reports on political contributions

•	Your board already oversees all political activities

•	Extra reports create extra costs

•	Disclosure could expose your company to competitive harm

We welcome everyone to join us in person at the Annual Meeting, but the most convenient way for employee shareowners to vote is to do so in advance by returning their proxy card, voting online at alliantenergy.com/eproxy, or over the phone at 1-866-883-3382.